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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-35538 and 333-105263) of PEC Solutions, Inc. of our report dated February 10, 2004, relating to the consolidated financial statements of PEC Solutions, Inc. which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated February 10, 2004 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia
March 15, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS